UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 2, 2020

Date of Report (Date of earliest event reported)

Bicycle Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-38916	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B900, Babraham Research Campus Cambridge CB22 3AT United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 1223 261503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.01 per share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing one ordinary share, nominal value £0.01 per share	BCYC	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events

Previously, on June 5, 2020, Bicycle Therapeutics plc (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc. (together, the “Sales Agents”), as sales agents, pursuant to which the Company may offer and sell, from time to time, American Depositary Shares, or ADSs, representing the Company’s ordinary shares, through the Sales Agents. On October 2, 2020, the Company filed a prospectus supplement registering the offer and sale of ADSs having an aggregate offering price of up to an additional $75,000,000, pursuant to the Sales Agreement.

The Company is not obligated to sell any shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use commercially reasonable efforts consistent with their respective normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of the Nasdaq Stock Market LLC to sell ADSs from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Under the Sales Agreement, the Sales Agents may sell shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the U.S. Securities Act of 1933, as amended, or any other method permitted by law. The Sales Agents’ obligations to sell shares under the Sales Agreement are subject to the satisfaction of certain conditions, including customary closing conditions. The Company will pay the Sales Agents a commission equal to 3.0% of the aggregate gross proceeds from each sale of ADSs and has agreed to provide the Sales Agents with customary indemnification and contribution rights. The Company has also agreed to reimburse the Sales Agents for certain specified expenses.

Sales of ADSs under the Sales Agreement will be made pursuant to the registration statement on Form S-3 (File No. 333-238996), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 15, 2020, and a related prospectus supplement filed with the SEC on October 2, 2020, for an aggregate offering price of up to an additional $75,000,000.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is included as Exhibit 1.1 hereto.

A copy of the opinion of Cooley (UK) LLP relating to the validity of the securities to be issued pursuant to the Sales Agreement is filed herewith as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Sales Agreement, nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description
1.1	Controlled Equity OfferingSM Sales Agreement, dated June 5, 2020, by and among Bicycle Therapeutics plc, Cantor Fitzgerald & Co. and Oppenheimer & Co. Inc. (incorporated by reference to Exhibit 1.2 of the Company’s Registration Statement on Form S-3, filed on June 5, 2020, with the Securities and Exchange Commission)
5.1	Opinion of Cooley (UK) LLP
23.1	Consent of Cooley (UK) LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2020	BICYCLE THERAPEUTICS PLC

By:	/s/ Lee Kalowski
Name: Lee Kalowski
Title: Chief Financial Officer